UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2012

Vantage Drilling Company

(Exact name of registrant as specified in its charter)

Cayman Islands	001-34094	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Post Oak Boulevard, Suite 800 Houston, Texas		77056
(Address of principal executive offices)		(Zip Code)

(281) 404-4700

(Registrant’s telephone number, including area code)

(Not Applicable)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On August 21, 2012, Vantage Drilling Company (“Vantage” or the “Company”) issued $56.5 million aggregate principal amount of its 7.875% Senior Convertible Notes due 2042 (the “Notes”) under an Indenture (the “Base Indenture”) and a First Supplemental Indenture (the “First Supplemental Indenture” and together with the Base Indenture, the “Indenture”) entered into on the same date with Wells Fargo Bank, National Association, as Trustee.

The Notes will mature on September 1, 2042, unless earlier converted, repurchased or redeemed, and bear interest at a rate of 7.875% per annum, payable semiannually, in arrears, on March 1 and September 1 of each year, commencing on March 1, 2013.

The Notes are convertible into the Company’s ordinary shares, or a combination of cash and ordinary shares, if any, at the Company’s election, based upon an initial conversion rate of 476.1905 ordinary shares per $1,000 principal amount of Notes (equivalent to an initial conversion price of approximately $2.10 per ordinary share). In addition, for any conversions prior to September 1, 2017, holders will be entitled to a conversion make whole payment upon conversion.

The Notes are subject to redemption by the Company at its option on or after September 1, 2015 and before September 1, 2017 if the volume weighted average price of the Company’s ordinary shares is greater than or equal to 125% of the applicable conversion price for at least 20 trading days during any 30 consecutive trading day period. Further, the Notes are subject to mandatory conversion at the Company’s option on or before September 1, 2015 if the volume weighted average price of the Company’s ordinary shares is greater than or equal to 150% of the applicable conversion price for at least 20 trading days during any 30 consecutive trading day period.

The Company may redeem the Notes at any time on or after September 1, 2017 at a redemption price equal to 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest to the redemption date. Additionally, holders of the Notes may require the Company to repurchase the Notes, in whole or in part, for cash on September 1, 2015, September 1, 2017, or following a termination of trading event with respect to the Company’s ordinary shares at a price equal to 100% of the principal amount of the Notes being repurchased, plus accrued and unpaid interest to the repurchase date.

The Notes are the Company’s senior unsecured obligation, and will rank equal in payment with the Company’s other senior unsecured debt but will be structurally subordinated to the debt of the Company’s subsidiaries as the Notes will not be guaranteed by any Company subsidiary.

The foregoing description of the Base Indenture and the First Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the Base Indenture and the First Supplemental Indenture which are attached hereto as Exhibits 4.1 and 4.2, respectively, and the contents thereof are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation.

The information provided under Item 1.01 with respect to the Senior Convertible Notes is incorporated herein by reference.

The Indenture contains customary default provisions.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Exhibit Description

4.1	Indenture dated as of August 21, 2012 among Vantage and Wells Fargo Bank, National Association, as trustee.

4.2	First Supplemental Indenture dated as of August 21, 2012 among Vantage and Wells Fargo Bank, National Association, as trustee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VANTAGE DRILLING COMPANY

Date: August 22, 2012	By:	/s/ Douglas G. Smith
Douglas G. Smith Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Exhibit Description

4.1	Indenture dated as of August 21, 2012 among Vantage and Wells Fargo Bank, National Association, as trustee.

4.2	First Supplemental Indenture dated as of August 21, 2012 among Vantage and Wells Fargo Bank, National Association, as trustee.